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                                                                    EXHIBIT 10.3

                            ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT (the "Agreement") is entered into effective this 26th day of November, 1997 by and between WHY?
TELECOMMUNICATIONS, INC., a Texas corporation ("Seller"), and INTERNET AMERICA, INC., a Texas corporation ("Buyer").

                              W I T N E S S E T H:

         WHEREAS, Seller is in the business of providing internet access services to its customers (the "Business"); and

         WHEREAS, the parties hereto desire to enter into this Agreement for the purchase of the Business and to establish the parties ongoing business relationship regarding other matters; and

         WHEREAS, certain defined terms as utilized in this Agreement are set forth in Article 7 of this Agreement and such terms shall have the meanings set forth therein;

         NOW, THEREFORE, for and in consideration of the mutual understandings, promises and covenants contained herein (including the recitals set forth above), the parties hereto agree as follows:

1.       TERMS OF PURCHASE AND SALE; CLOSING.

         1.1 Purchase and Sale of Certain Assets of the Seller. Upon the basis of the representations and warranties and subject to the terms and conditions of this Agreement, Buyer agrees to purchase and acquire from Seller, and Seller agrees to sell, convey, transfer, assign, and deliver to Buyer, on or before the Closing Date (as defined in Section 1.6 hereto) the Assets, free and clear of any pledge, lien, claim or other encumbrance of any kind whatsoever, against receipt on the Closing Date and thereafter of the Purchase Price as specified in
Section 1.3 hereof. The term "Assets" shall mean:


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                  (a) all of Seller's right, title and interest in and to the list of its Subscribers including all pertinent customer information for each Subscriber and all pertinent credit and/or other billing information for each Subscriber and the expiration date of each Subscriber's service agreement;

                  (b) all of Seller's right, title and interest in and to all service agreements for each Subscriber relating to the provision of internet access services; and

                  (c) all related goodwill with regard to any of the foregoing.

         1.2 Excluded Assets. Buyer shall not purchase from Seller, and Seller shall not sell to Buyer, any assets which are not described on Section 1.1 (the "Excluded Assets").

         1.3 Purchase Price. The purchase price (the "Purchase Price") for the Assets shall be calculated and paid as follows:

                  (a) on the Closing Date, Buyer will pay to Seller an advance (the "Advance") of $50,000 which shall be credited against the first amounts due to Seller representing Adjusted Monthly Payments; and

                  (b) on the tenth day of each month following the calculation of any Adjusted Monthly Payment, Buyer will pay to Seller seventy five percent (75%) of the Adjusted Monthly Payment then due after deduction of any amount of the Advance not previously deducted. The parties recognize that the calculation of Adjusted Monthly Payments shall be cumulative so that, in the event the calculation of the Adjusted Monthly Payment for any month is negative, no amounts shall be due for the following months until the cumulative amounts (including such negative amount) shall be positive and then only up to such positive amount;

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                  (c) in addition to the Adjusted Monthly Payment, on the tenth day of each month following the calculation of the Bonus Amount, Buyer will pay to Seller seventy-five percent (75%) of the Bonus Amount then due after deduction of any amount of the Advance not previously deducted against the Adjusted Monthly Payment contemplated in Section 1.3(b), above. The parties shall treat payments of Bonus Amounts on a cumulative basis in the same fashion as the Adjusted Monthly Payments; and

                  (d) on January 10, 1999 Buyer shall pay to Seller an amount not to exceed the cumulative Adjusted Monthly Payments and Bonus Amounts previously withheld from Seller less the Advance and all Adjusted Monthly Payments and Bonus Amounts actually paid.

         On or before the tenth day of each month during which any payments under this Agreement may be due and payable, Buyer shall provide Seller a written calculation of all Accepted Subscribers and Rejected Subscribers for the immediately preceding calendar month.

         Seller shall have the right to inspect such books and records of Buyer, not more often than once every three months, upon reasonable notice to the Buyer and during the normal business hours of the Buyer, in order to allow Seller to audit the calculations made by Buyer under this Section 1.3.

         1.4 Liabilities Assumed. In exchange for the Payment Credit Buyer agrees to provide the Buyer's standard internet access services to the Subscribers for the balance of their original prepaid service agreement provided
(i) no such service agreement shall have a term in excess of twelve (12) months from the date of this Agreement and (ii) each Subscriber complies with the acceptable use policies of Buyer. Buyer does not assume any other obligation or liability of Seller including, but not limited to, any obligation of Seller to maintain web pages for any Subscriber

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or the obligation of Seller to provide any refunds, rebates, commissions, fees or payments to any Subscriber of other Person, all of which shall remain with Seller.

         1.5      Instruments of Transfer and Conveyance.

                  (a) The sale, conveyance, transfer, assignment and delivery of the Assets, as herein provided, shall be effected by delivery by Seller on the Closing Date of such bills of sale, endorsements, assignments, certificates, drafts, checks or other instruments of transfer and conveyance as Buyer shall reasonably deem necessary to vest in Buyer good and marketable title to the Assets. Such instruments of transfer and conveyance shall contain warranties as to marketable title and that such Assets are free and clear of all pledges, liens, options, security interests, mortgages, claims, charges or other encumbrances of any kind whatsoever.

                  (b) Seller agrees that it will from time to time after the Closing Date, upon the request of Buyer, promptly do, execute, acknowledge and deliver, and will cause to be done, executed, acknowledged and delivered, all such further instruments, certificates, assignments, transfers, conveyances, powers of attorney, assurances and other documents, as may be reasonably necessary or advisable to assure or confirm Buyer's free and clear title to and interest in, or to enable Buyer to deal with and dispose of, any of the Assets.

                  (c) Seller agrees to provide, and continue paying all monthly amounts relating to, and make available to Buyer, all telecommunication charges relating to Seller's Dallas Dial-Up, Ft. Worth Dial-Up and Business Line Services through December 8, 1997 and thereafter until December 31, 1997 Seller agrees to use its best efforts to maintain such lines in service.

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         1.6 Closing. The closing hereunder (the "Closing") shall be held at the offices of Buyer as of the effective date of this Agreement, or at such other time and place as the parties may agree upon (the "Closing Date"). At the
Closing:

                  (a) Seller will execute and deliver to Buyer the following: a General Bill of Sale and Conveyance in the form acceptable to Buyer and such other instruments of transfer and conveyance as are required pursuant to Section
1.5 above;

                  (b) Buyer will execute and deliver to Seller an Assumption of Liabilities relating to the liabilities set forth in Section 1.4 above; and

                  (c) Each party will execute and deliver to the others such other agreements, certificates, assignments, consents and other documents as are required or specified in this Agreement or as may reasonably be requested by the other party to evidence compliance with the terms hereof.

         Simultaneously with the deliveries contemplated herein, Seller will use its best efforts and take all such other action as may be reasonably necessary to put Buyer in possession and control of the Assets.

         1.7 License. In addition to the Assets purchased hereunder, Seller hereby grants to Seller a one-year, paid-up, nontransferable, exclusive license to use Seller's domain name "Why.net." Following the expiration of one-year, all right, title and interest in and to such domain name shall revert back to Seller without further action by either party hereto.

2.       REPRESENTATIONS AND WARRANTIES OF SELLER.

             Seller represents and warrants to Buyer as follows:

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         2.1 Corporate Status. Seller is a corporation duly organized, validly existing and in good standing under the laws of Texas and has all necessary corporate power and authority to carry on its business as now conducted and to own or lease and operate its properties, and to execute, deliver and perform its obligations hereunder.

         2.2 Authority for Agreement. This Agreement constitutes the valid and legally binding obligation of Seller and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the board of directors (listed on Schedule 2.2) and all shareholders (listed on Schedule 2.2) of Seller, will not conflict with or result in any violation of, or default under, any provisions of the charter or bylaws of Seller, will not conflict with or result in any violation of, or default with respect to, any mortgage, indenture, lease, agreement or other instrument affecting the Assets, or to which Seller or its affiliates is a party, or by which Seller or its affiliates is bound and will not require the consent or approval or notice to any Person or any governmental agency.

         2.3 Properties. Seller has good, valid and marketable title to the Assets subject to no liens, encumbrances, security interests or mortgages whatsoever. The legal and beneficial interests in the Assets are owned exclusively by Seller.

         2.4 Taxes. Seller has paid all federal, state and local income, sales, use, value-added, payroll, franchise and withholding taxes due and owing as a result of the operation of the Business prior to the Closing.

         2.5 Litigation. There is no pending or threatened litigation or governmental or administrative proceeding to which the Seller is a party or by which the Business or the Assets may be adversely affected.

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         2.6 Brokers, Finders, etc. No broker, finder or other financial consultant has acted on behalf of Seller or its affiliates in connection with the transactions contemplated by this Agreement and all negotiations relative to this Agreement have been carried on directly without the intervention of any such third party.

3. REPRESENTATIONS AND WARRANTIES OF BUYER.

         3.1 Corporate Status. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Buyer has full power and authority to execute and deliver this Agreement on Buyer's behalf, and to perform its obligations hereunder.

         3.2 Authority for Agreement. Buyer has all necessary power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Buyer. No notice, consent, approval, order or authorization of, or registration, declaration or filing with, any person or entities, or with any governmental authority is required in connection with the execution and delivery of this Agreement or the consummation by Buyer of the transactions contemplated hereby or thereby.

         3.3 Brokers, Finders, etc. No broker, finder or other financial consultant has acted on behalf of Buyer or its affiliates in connection with the transactions contemplated by this Agreement and all negotiations relative to this Agreement have been carried on directly without the intervention of any such third party.

4. INDEMNIFICATION.

         4.1 Indemnification. Seller covenants and agrees to indemnify and hold Buyer harmless from and against any and all losses, liabilities, damages, demands, claims, suits, actions,

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judgments or causes of action, assessments, costs and expenses, including, without limitation, interest, penalties, attorneys' fees, any and all expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, in writing or any other claim, and any and all amounts paid in settlement of any claim asserted in writing or litigation (each a "Loss") asserted against, resulting to, imposed upon, or incurred or suffered by Buyer, directly or indirectly, as a result of or arising from the operation of the Seller or Business prior to the Closing Date, other than as otherwise contemplated herein. To the extent Buyer suffers any Loss under this Section 4.1(a), or has identified a loss but has not quantified the dollar value thereof, Buyer may withhold and off-set any payments due to Seller under this Agreement to compensate (to the extent of any such payment due) Seller for any such Loss.

5. POST CLOSING COVENANTS.

         5.1 Covenant Not to Compete. In exchange for the representations and warranties and fulfillment of the agreements contained herein by Buyer, Seller, and by their signature hereto each of Sellers' shareholders, directors and officers agrees not to compete, either directly or indirectly, for a period of one (1) year commencing with the Closing Date in the Territory, in any endeavor competitive with the Business. For purposes of this Section 5.1 the term "Territory" shall mean the State of Texas. Additionally, Seller agrees during the one year period following the Closing Date to forward any and all sales leads for the provision of consumer dial-up and dedicated internet access services generated from the Territory to Buyer.

6. MISCELLANEOUS PROVISIONS.

         6.1 Entire Agreement. This Agreement, together with all the schedules and exhibits hereto, constitutes the entire agreement among the parties hereto pertaining to the subject matter

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hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein.

         6.2 Amendment. This Agreement may be amended by the parties hereto at any time, but only by an instrument in writing duly executed and delivered on behalf of each of the parties hereto.

         6.3 Headings. The section headings are not to be considered part of this Agreement and are included solely for convenience and are not intended to be full or accurate descriptions of the contents thereof. References to Sections are to portions of this Agreement unless the context requires otherwise.

         6.4 Exhibits, etc. Exhibits and schedules referred to in this Agreement are an integral part of and are incorporated in this Agreement by reference.

         6.5 Assignment; Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and assigns.

         6.6 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or sent Federal Express or other reputable overnight courier, postage prepaid or by certified mail, return receipt requested:

                  (a)      if to the Seller:

                                    201 E. Abram, Suite 640
                                    Arlington, Texas 76010
                                    Attn: President

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                  (b)      if to the Buyer:

                                    One Dallas Center
                                    350 N. St. Paul Street, Suite 200
                                    Dallas, Texas 75201
                                    Attn: President

         6.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         6.8 Severability. The provisions of this Agreement are severable, and in the event that any one or more provisions are deemed illegal or unenforceable, the remaining provisions shall remain in full force and effect.

         6.9 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         6.10 Publicity and Disclosures. Seller and its officers and directors agree not to issue or cause the publication of any press release or other announcement with respect to this Agreement or the other transactions contemplated hereby without the prior written consent of Buyer except to the extent disclosure by Seller is required by any applicable law or regulation, by an authorized administrative or governmental agency.

7. DEFINITIONS.

         The following capitalized terms as used in this Agreement shall have the following meanings:

         7.1 "Accepted Subscriber" shall mean a Subscriber who purchases internet access services from Buyer pursuant to one of Buyer's standard internet access service offerings on or before the calendar month during which such Subscriber's original prepaid service agreement with Seller shall expire.

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         7.2 "Adjusted Monthly Payment" shall mean an amount for each calendar month following the Closing equal to the Unadjusted Monthly Payment less an amount equal to $100 multiplied by the Rejected Subscribers for such month. The Adjusted Monthly Payment may be a negative number.

         7.3 "Base Price" means an amount equal to (i) the Subscribers Transferred multiplied by $100 less (ii) $350,000 (the "Payment Credit").

         7.4 "Bonus Amount" means an amount calculated each month equal to $20 multiplied by that number of Accepted Subscribers in excess of fifty percent (50%) of the Subscribers whose original prepaid service agreement expired during such month.

         7.5 "Person" means an individual, corporation, partnership, trust, joint venture or other legal entity.

         7.6 "Per Subscriber Price" means an amount equal to the Base Price divided by the number of Subscribers Transferred.

         7.7 "Rejected Subscriber" shall mean a Subscriber who does not purchase internet access services from Buyer pursuant to one of Buyer's standard internet access service offerings before the expiration of calendar month during which such Subscriber's original prepaid service agreement with Seller shall expire.

         7.8 "Subscriber" shall mean a Person to whom Seller provides internet access services prior to the date of this Agreement pursuant to a prepaid service agreement with a term not to exceed twelve (12) months from the initiating date of such services.

         7.9 "Subscribers Transferred" means 8,213 Subscribers who are given notice by Seller to commence utilizing the internet access services of Buyer pursuant to a transfer notice posted by Seller to the Subscribers prior to the date of this Agreement.

         7.10 "Unadjusted Monthly Payment" shall mean an amount calculated each calendar month following the effective date of this Agreement equal to the number of Subscribers whose

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original prepaid service agreement with Seller shall expire during such month multiplied by the Per Subscriber Price. The parties acknowledge that each Subscriber may only be counted once for purposes of this calculation, and that Subscribers whose original prepaid service agreement with Seller extends beyond twelve (12) months from the effective date of this Agreement shall not be counted.

         IN WITNESS WHEREOF, the parties hereby have duly executed this Agreement as of the day and year first above written.

                                        WHY?  TELECOMMUNICATIONS, INC.
                                        a Texas corporation

                                        By:     /s/  MARK WRIGHT
                                           ----------------------------------
                                        Its:     President
                                           ----------------------------------

                                        INTERNET AMERICA, INC.
                                        a Texas corporation

                                        By:     /s/ MIKE MAPLES
                                           ----------------------------------
                                        Its:     CEO
                                           ----------------------------------

         By their signature hereto each of the following agree to be individually bound by the provisions of Section 5.1 and 6.10 of this Agreement.

                                      /s/ RUSSELL B. WRIGHT
                                      ----------------------------------
                                      Russell B. Wright



                                      /s/ MARK C. WRIGHT
                                      ----------------------------------
                                      Mark C. Wright


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